CONSENT OF INDEPENDENT ACCOUNTANTS
EXHIBIT 23.1


We consent to the incorporation by reference in the registration statements of AVX Corporation on Form S-8 (File Nos. 33-97628, 33-98114, 33-98094,
33-99574, 333-00890, 333-02808, and 33-0379007) of our report dated
May 13, 1998, on our audits of the consolidated financial statements of AVX Corporation as of March 31, 1998 and 1997, and for the each of three years and period ended March 31, 1998, 1997, and 1996, which report is included in this Annual Report on Form 10-K.



						  Coopers & Lybrand L.L.P.

Atlanta, Georgia
June 9, 1998